                          PROPERTY MANAGEMENT AGREEMENT
                          -----------------------------

          THIS PROPERTY MANAGEMENT AGREEMENT (this "Agreement") is entered into effective as of July 1, 1998 among Five SAC Self-Storage
     Corporation, a Nevada corporation, with its principal place of business at 715 South Country Club Drive, Mesa, AZ 85210 ("Owner"), and the property managers identified on Exhibit A attached hereto and
                                             ---------
     incorporated herein by reference, as such Exhibit A may be amended from time to time (each such property manager is respectively referred to herein as "U-Haul").

                                       RECITALS
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           A. Owner owns the real property and self-storage related improvements thereon located at the addresses specified on Exhibit A (hereinafter, collectively the "Property").

           B. Owner intends that the Property be rented on a space-by-space retail basis to corporations, partnerships, individuals and/or other entities for use as self-storage facilities.

           C. Owner desires that U-Haul manage the Property and U-Haul desires to act as the property manager for the Property, all in accordance with the terms and conditions of this Agreement and as more specifically designated on Exhibit A hereto.

           NOW, THEREFORE, in consideration of the mutual covenants herein contained, Owner and U-Haul hereby agree as follows.

     1.  Employment.
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           (a) Owner hereby retains U-Haul, and U-Haul agrees to act as manager of the Property upon the terms and conditions hereinafter set forth.

          (b) Owner acknowledges that U-Haul, and/or U-Haul affiliates, is in the business of managing self-storage facilities, both for its own account and for the account of others. It is hereby expressly agreed that notwithstanding this Agreement, U-Haul and such affiliates may continue to engage in such activities, may manage facilities other than those presently managed by U-Haul and its affiliates (whether or not such other facilities may be in direct or indirect competition with Owner) and may in the future engage in other business which may compete directly or indirectly with activities of Owner.

           (c) In the performance of their respective duties under this Agreement, each U-Haul property manager shall occupy the position of an independent contractor with respect to Owner. Nothing contained herein shall be construed as making the parties hereto (or any of them) partners or joint venturors, nor (except as expressly otherwise provided for herein) construed as making U-Haul an agent or employee of Owner or of any other U-Haul property manager hereunder.

     2.  Duties and Authority of U-Haul.
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           (a)  GENERAL  DUTIES  AND  AUTHORITY.   Subject  only  to  the
     restrictions and limitations provided in paragraphs (o) and (p) of this Section 2 and the right of Owner to terminate this Agreement as provided in Section 6 hereof, U-Haul shall have the sole and exclusive authority to fully manage the Property and supervise and direct the business and affairs associated or related to the daily operation thereof, and, to that end on behalf of Owner, to execute such documents and instruments as, in the sole judgment of U-Haul, are reasonably necessary or advisable under the circumstances in order to fulfill U-Haul's duties hereunder. Such duties and authority shall include, without limitation, those set forth below.

           (b) RENTING OF THE PROPERTY. U-Haul shall establish policies and procedures for the marketing activities for the Property, and may advertise the Property through such media as U-Haul deems advisable, including, without limitation, advertising with the Yellow Pages. U-Haul shall have the sole discretion, which discretion shall be exercised in good faith, to establish the terms and conditions of occupancy by the tenants of the Property, and U-Haul is hereby authorized to enter into rental agreements on behalf and for the account of Owner with such tenants and to collect rent from such tenants. U-Haul may jointly advertise the Property with other properties owned or managed by U-Haul, and in that event, U-Haul shall reasonably allocate the cost of such advertising among such properties.

           (c) REPAIR, MAINTENANCE AND IMPROVEMENTS. U-Haul shall make, execute, supervise and have control over the making and executing of all decisions concerning the acquisition of furniture, fixtures and supplies for the Property, and may purchase, lease or otherwise acquire the same on behalf of Owner. U-Haul shall make and execute, or supervise and have control over the making and executing of all decisions concerning the maintenance, repair, and landscaping of the Property. U-Haul shall, on behalf of Owner, negotiate and contract for and supervise the installation of all capital improvements related to the Property; provided, however, that U-Haul agrees to secure the prior written approval of Owner on all such expenditures in excess of $5,000.00 for any one item, except monthly or recurring operating charges and/or emergency repairs if in the opinion of U-Haul such emergency-related expenditures are necessary to protect the Property from damage or to maintain services to the tenants as called for in their respective leases.

           (d) PERSONNEL. U-Haul shall select all vendors, suppliers, contractors, subcontractors and employees with respect to the Property and shall hire, discharge and supervise all labor and employees required for the operation and maintenance of the Property. Any employees so hired shall be employees of U-Haul, and shall be carried on the payroll of U-Haul. Employees may include, but will not be limited to, on-site resident managers, on-site assistant managers, and relief managers located, rendering services, or performing activities on the Property in connection with its operation and management. The cost of employing such persons shall not exceed prevailing rates for comparable persons performing the same or similar services with respect to real estate similar to the Property.

           (e) AGREEMENTS. U-Haul shall negotiate and execute on behalf of Owner such agreements which U-Haul deems necessary or advisable for the furnishing of utilities, services, concessions and supplies, for the maintenance, repair and operation of the Property and such other agreements which may benefit the Property or be incidental to the matters for which U-Haul is responsible hereunder.

           (f)  OTHER  DECISIONS.   U-Haul shall  make  all  decisions  in
     connection with the daily operation of the Property.

           (g) REGULATIONS AND PERMITS. U-Haul shall comply in all material respects with any statute, ordinance, law, rule, regulation or order of any governmental or regulatory body, having jurisdiction over the Property, respecting the use of the Property or the maintenance or operation thereof. U-Haul shall apply for and attempt to obtain and maintain, on behalf of Owner, all licenses and permits required or advisable (in the sole judgment of U-Haul) in connection with the management and operation of the Property.

           (h) RECORDS AND REPORTS OF DISBURSEMENTS AND COLLECTIONS. U-haul shall establish, supervise, direct and maintain the operation of a system of record keeping and bookkeeping with respect to all receipts and disbursements in connection with the management and operation of the Property. The books, records and accounts shall be maintained at the U-Haul office or at such other location as U-Haul shall determine, and shall be available and open to examination and audit quarterly by Owner, its representatives, any mortgagee of the Property, and such mortgagee's representative. On or before thirty
     (30) days after the close of each quarter, U-Haul shall cause to be prepared and delivered to Owner, a monthly statement of receipts, expenses and charges, together with a statement of the disbursements made by U-Haul during such period on Owner's behalf.

           (i)  [Reserved].

           (j) COLLECTION. U-Haul shall be responsible for the billing and collection of all accounts receivable and for payment of all accounts payable with respect to the Property and shall be responsible for establishing policies and procedures to minimize the amount of bad debts.

           (k) LEGAL ACTIONS. U-Haul shall cause to be instituted, on behalf and in the name of Owner, any and all legal actions or proceedings U-Haul deems necessary or advisable to collect charges, rent or other income due to Owner with respect to the Property and to oust or dispossess tenants or other persons unlawfully in possession under any lease, license concession agreement or otherwise, and to collect damages for breach thereof or default thereunder by such tenant, licensee, concessionaire or occupant.

           (l) INSURANCE. U-Haul shall use its best efforts to assure that there is obtained and maintained in force, fire, comprehensive liability and other insurance policies in amounts generally carried with respect to similar facilities. U-Haul may in its discretion obtain employee theft or similar insurance in amounts and with such
     deductibles  as  U-Haul  deems appropriate.   U-Haul  shall  promptly
     provide Owner with such certificates of insurance as Owner may reasonably request in writing, evidencing such insurance coverage.

           (m) TAXES. During the term of this Agreement, U-Haul shall pay from Owner's funds, prior to delinquency, all real estate taxes, personal property taxes, and all other taxes assessed to, or levied upon, the Property. If required by the holder of any note secured by the Property, U-Haul will set aside, from Owner's funds, a reserve from each month's rent and other income collected, in an amount required by said holder for purposes of payment of real property taxes.

           (n) RESTRICTIONS. Notwithstanding anything to the contrary set forth in this Section 2, U-Haul shall not be required to do, or cause to be done, anything for the account of Owner (i) which may make U-Haul liable to third parties; (ii) which may not be commenced, undertaken or completed because of insufficient funds of Owner; or,
     (iii) which may not be commenced, undertaken or completed because of acts of God, strikes, governmental regulations of laws, acts of war or other types of events beyond the control of U-Haul, whether similar or dissimilar to the foregoing.

           (o) LIMITATIONS ON U-HAUL AUTHORITY. Notwithstanding anything to the contrary set forth in this Section 2, U-Haul shall not, without obtaining the prior written consent of Owner, (i) rent storage space in the Property by written lease or agreement for a stated term in excess of one year, (ii) alter the building or other structures of the Property in any material manner; (iii) make any other agreements which exceed a term of one year and are not terminable on thirty day's notice at the will of Owner, without penalty, payment or surcharge; (iv) act in violation of any law; or
     (v) act in violation of any duty or responsibility of Owner under any mortgage loan secured by the Property.

           (p) SHARED EXPENSES. Owner acknowledges that certain economies may be achieved with respect to certain expenses to be incurred by U-Haul on behalf of Owner hereunder if materials, supplies, insurance or services are purchased by U-Haul in quantity for use not only in connection with the Property but in connection with other properties owned or managed by U-Haul or its affiliates. U-Haul shall have the right to purchase such materials, supplies, insurance and/or services in its own name and charge Owner a pro rata allocable share of the cost of the foregoing; provided, however, that the pro rata cost of such purchase to Owner shall not result in expenses greater than would otherwise be incurred at competitive prices and terms available in the area where the Property is located; and provided further, U-Haul shall give Owner access to records so Owner may review any such expenses incurred.

           (q)  DEPOSIT  OF  GROSS  REVENUES.   All  Gross  Revenues  (as
     hereinafter defined) shall be deposited into a trust bank account maintained by U-Haul (or its parent company) as trustee for the benefit of the Owner. To the extent that the Gross Revenues are deposited into a collective trust account maintained by U-Haul (or its parent company) for the benefit of multiple property owners, such trust account will clearly identify the beneficiaries and U-Haul (or its parent company) shall reconcile such account daily and maintain such records as shall clearly identify each day the respective interest of each beneficiary in such collective trust account. Gross Revenues of the Owner shall be applied first to the repayment of Owner's senior debt with respect to the Property, and then to U-Haul in reimbursement of expenses and for management fees as provided under Section 4 below.

     3.  Duties of Owner.
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           Owner hereby agrees to cooperate with U-Haul in the performance of U-Haul's duties under this Agreement and to that end, upon the request of U-Haul, to provide, at such rental charges, if any, as are deemed appropriate, reasonable office space for U-Haul employees on the premises of the Property and to give U-Haul access to all files, books and records of Owner relevant to the Property. Owner shall not unreasonably withhold or delay any consent or authorization to U-Haul required or appropriate under this Agreement.

     4.  Compensation of U-Haul.
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           (a) MANAGEMENT FEE. Owner shall pay to U-Haul as the full amount due for the services herein provided a fee (the "Management Fee") equal to six percent (6%) of the "Gross Revenue" derived from or connected with the Property so managed by U-Haul hereunder. The term "Gross Revenue" shall mean all receipts (excluding security deposits unless and until Owner recognizes the same as income) of Owner (whether or not received by U-Haul on behalf or for the account of Owner) arising from the operation of the Property, including without limitation, rental payments of lessees of space in the Property, vending machine or concessionaire revenues, maintenance charges, if any, paid by the tenants of the Property in addition to basic rent, parking fees, if any, and all monies whether or not otherwise described herein paid for the use of the Property. "Gross Revenue" shall be determined on a cash basis. The Management Fee shall be paid promptly at the end of each calendar quarter and shall be calculated on the basis of the "Gross Revenue" of such preceding quarter. The Management Fee shall be paid to each U-Haul property manager herein identified based on the Gross Revenue of each respective Property for which such property manager is responsible as set forth on Exhibit A hereto. Each property manager agrees that its
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     monthly Management Fee shall be subordinate to that month's principal balance and interest payment on any first lien position mortgage loan on the Property.

           It is understood and agreed that the Management Fee will not be reduced by the cost to Owner of those employees and independent contractors engaged by or for Owner, including but not limited to the categories of personnel specifically referred to in Section 2(d). Except as provided in this Section 4, it is further understood and agreed that U-Haul shall not be entitled to additional compensation of any kind in connection with the performance by it of its duties under this Agreement.

           (b) REIMBURSEMENT OF CERTAIN EXPENSES. In addition to the Management Fee described above, U-Haul shall be entitled to reimbursement from Owner, on a quarterly basis, for all out-of-pocket expenses incurred by U-Haul hereunder in connection with the management and operation of the Property, including, without limitation, taxes, insurance, operational expenses, overhead, litigation and dispute resolution related expenses, capital improvement expenses, and costs of sales.

     5.  Use of Trademarks, Service Marks and Related Items.
         --------------------------------------------------

          Owner acknowledges the significant value of the "U-Haul" name in the operations of Owner's property and it is therefore understood and agreed that the name, trademark and service mark, "U-Haul", and related marks, slogans, caricatures, designs and other trade or service items shall be utilized for the non-exclusive benefit of Owner in the rental and operation of the Property, and in comparable operations elsewhere. It is further understood and agreed that this name and all such marks, slogans, caricatures, designs and other trade or service items shall remain and be at all times the property of U-Haul and its affiliates, and that, except during the term hereof and as expressly provided herein, Owner shall have no right whatsoever therein. Owner agrees that during the term of this agreement the sign faces at the property will have the name "U-Haul." The U-Haul sign faces will be paid for by Owner. Upon termination of this agreement at any time for any reason, all such use by and for the benefit of Owner of any such name, mark, slogan, caricature, design or other trade or service item in connection with the Property shall, in any event, be terminated and any signs bearing any of the foregoing shall be removed from view and no longer used by Owner. In addition, upon termination of this Agreement at any time for any reason, Owner shall not enter into any new leases of Property using the U-Haul lease form or use other forms prepared by U-Haul. It is understood and agreed that U-Haul will use and shall be unrestricted in its use of such name, mark, slogan, caricature, design or other trade or service item in the management and operation of other storage facilities both during and after the expiration or termination of the term of this Agreement.

     6.  Termination.
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           Owner or U-Haul may terminate this Agreement with or without cause by giving not less than sixty days' written notice to the other party pursuant to Section 11 hereof. In addition, and notwithstanding the foregoing, if Owner fails to pay U-Haul any amounts owed under this Agreement when due, U-Haul may terminate this Agreement by giving Owner not less than ten days written notice pursuant to Section 11 hereof. Notwithstanding the foregoing, however, U-Haul shall not resign as property manager of the Property until a nationally recognized and reputable successor property manager is available and prepared to assume property management responsibilities with respect to the Property in question Upon termination of this Agreement, U-Haul shall promptly return to Owner all monies, books, records and other materials held by U-Haul for or on behalf of Owner. In addition, if U-Haul has contracted to advertise the Property in the Yellow Pages, Owner shall, at the option of U-Haul, continue to be responsible for the cost of such advertisement and shall either (i) pay U-Haul the remaining amount due under such contract in a lump sum; or (ii) pay U-Haul monthly for the amount due under such contract.

     7.  Indemnification.
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           Owner hereby agrees to indemnify and hold each of U-Haul, all persons and companies affiliated with U-Haul, and all officers, shareholders, directors, employees and agents of U-Haul and of any affiliated companies or persons (collectively, the "Indemnified Persons") harmless from any and all costs, expenses, attorneys' fees, suits, liabilities, judgments, damages, and claims in connection with the management of the Property (including the loss of use thereof following any damage, injury or destruction), arising from any cause except for the willful misconduct or gross negligence on the part of the Indemnified Persons. In addition, no Indemnified Person shall be liable for any error of judgment or for any mistake of fact or law, or for anything which it may do or refrain from doing hereafter,
     except  in  cases of willful misconduct or gross negligence.   U-Haul
     hereby agrees to indemnify and hold Owner harmless from any and all costs, expenses, attorneys' fees, suits, liabilities, judgments, damages and claims in connection with the management of the Property arising from the willful misconduct of, gross negligence of, or breach of this Agreement by the Indemnified Persons. In addition, U-Haul shall not be liable to Owner for the acts or omissions of U-Haul's officers, shareholders, directors, employees, and agents except for U-Haul's own gross negligence or willful misconduct.

     8.  Assignment.
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           This Agreement may be assigned by Owner in connection with any mortgage loan on the Property, whether pursuant to a conditional or unconditional, absolute assignment. U-Haul shall have the right to assign this Agreement to an affiliate or a wholly or majority owned subsidiary; provided, however, any such assignee must assume all obligations of U-Haul hereunder, Owner's rights hereunder will be enforceable against any such assignee and U-Haul shall not be released from its liabilities hereunder unless Owner shall expressly agree thereto in writing.

     9.  Headings.
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           The headings contained herein are for convenience of reference only and are not intended to define, limit or describe the scope or intent of any provision of this Agreement.

     10.  Governing Law.
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           The validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties shall be governed by the internal laws of the State of Arizona.

     11.  Notices.
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           Any notice required or permitted herein shall be in writing and shall be personally delivered or mailed first class postage prepaid or delivered by an overnight delivery service to the respective addresses of the parties set forth below their signatures on the signature page thereof, or to such other address as any party may give to the other in writing. Any notice required by this Agreement will be deemed to have been given when personally served or one day after delivery to an overnight delivery service or five days after deposit in the first class mail.

     12.  Severability.
          ------------

           Should any term or provision hereof be deemed invalid, void or unenforceable either in its entirety or in a particular application, the remainder of this Agreement shall nonetheless remain in full force and effect and, if the subject term or provision is deemed to be invalid, void or unenforceable only with respect to a particular application, such term or provision shall remain in full force and effect with respect to all other applications.

     13.  Successors.
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          This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their permitted assigns and successors in interest.

     14.  Attorneys' Fees.
          ---------------

           If it shall become necessary for any party hereto to engage attorneys to institute legal action for the purpose of enforcing their respective rights hereunder or for the purpose of defending legal action brought by the other party hereto, the party or parties prevailing in such litigation shall be entitled to receive all costs, expenses and fees (including reasonable attorneys' fees) incurred by it in such litigation (including appeals).

     15.  Counterparts.
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          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     16.  Scope of Property Manager Responsibility.
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           The duties, obligations and liability of each property manager identified herein shall extend only so far as to relate to the
     Property for which such property manager is managing located in the domicile state of such property manager, as more specifically described on Exhibit A hereto, and no individual property manager hereunder shall be liable for the acts or omissions of any other property manager hereunder. Each property manager shall use its best efforts to assist Owner in fulfilling Owner's obligations arising under any loan to Owner that is secured by the Property, including but not limited to preparing and providing financial and accounting reports, and maintaining the Property. Each property manager agrees that it will perform its obligations hereunder according to reasonable industry standards, in good faith, and in a commercially reasonable manner. U-Haul agrees that, in discharging its duties hereunder,  it  will  not  have  any relationship  with  any  of  its affiliates that would be less favorable to Owner than would reasonably be available in a transaction with an unaffiliated party.

     17.  Amendment to Exhibit A.
          ----------------------

           Exhibit A may be amended from time to time, whether by removing properties and property managers from the scope and coverage of this Agreement (provided, however, that any such removal shall only be done in accordance with the other terms of this Agreement), or adding properties and property managers to the scope and coverage of this Agreement (in which event, any new property manager not already a party to this Agreement shall execute a counterpart signature page to this Agreement, agreeing to be bound by, and subject to the terms of, this Agreement).

          IN WITNESS WHEREOF, the parties hereto execute this Agreement as of the date first above written.

"Owner"

Five SAC Self-Storage Corporation,
a Nevada corporation

By:   /S/ Bruce A. Brockhagen
      ------------------------
      Secretary
Its:  ------------------------


                              "U-Haul"

U-Haul Co. of Colorado, Inc.,             U-Haul Co. of Arizona, Inc.,
a Colorado corporation                    an Arizona corporation

By:   /S/ Gary V. Klinefelter             By:   /S/ Gary V. Klinefelter
      ------------------------                  ------------------------
Its:  Secretary                           Its:  Secretary
      ------------------------                  ------------------------


U-Haul Co. of Kansas, Inc.,               U-Haul Co. of Missouri, Inc.,
a Kansas corporation                      a Missouri corporation

By:   /S/ Gary V. Klinefelter             By:   /S/ Gary V. Klinefelter
      ------------------------                  ------------------------
Its:  Secretary                           Its:  Secretary
      ------------------------                  ------------------------


U-Haul Co. of Texas, Inc.,                U-Haul Co. of Georgia, Inc.,
a Texas corporation                       a Georgia corporation

By:   /S/ Gary V. Klinefelter             By:   /S/ Gary V. Klinefelter
      ------------------------                  ------------------------
Its:  Secretary                           Its:  Secretary
      ------------------------                  ------------------------


U-Haul Co. of Alabama, Inc.,              U-Haul Co. of North Carolina, Inc.,
an Alabama corporation                    a North Carolina corporation

By:   /S/ Gary V. Klinefelter             By:   /S/ Gary V. Klinefelter
      ------------------------                  ------------------------
Its:  Secretary                           Its:  Secretary
      ------------------------                  ------------------------

U-Haul Co. of Florida, Inc.,              U-Haul Co. of Nevada, Inc.,
a Florida corporation                     a Nevada corporation

By:   /S/ Donald Wm. Murney               By:   /S/ Gary V. Klinefelter
      ------------------------                  ------------------------
Its:  Treasurer                           Its:  Secretary
      ------------------------                  ------------------------


U-Haul Co. of Canada, Ltd.                U-Haul Co. of Pennsylvania, Inc.
a Canadian corporation                    a Pennsylvania corporation

By:   /S/ Gary V. Klinefelter             By:   /S/ Gary V. Klinefelter
      ------------------------                  ------------------------
Its:  Secretary                           Its:  Secretary
      ------------------------                  ------------------------


U-Haul Co. of Oklahoma, Inc.
an Oklahoma corporation

By:   /S/ Gary V. Klinefelter
      ------------------------
      Its:  Secretary
      ------------------------

                                   EXHIBIT A
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Name of property manager           Street address of the property managed
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                                   pursuant to this agreement
                                   --------------------------


U-Haul Co. of Arizona, Inc.        State Rte 69, Prescott, AZ

U-Haul Co. of Colorado, Inc.       3959 Chambers Rd., Aurora, CO

U-Haul Co. of Kansas, Inc.         9250 Marshall Drive, Lenexa, KS

U-Haul Co. of Nevada, Inc.         Craig Road, North Las Vegas, NV

U-Haul Co. of Missouri, Inc.       14775 Manchester, Ballwin, MO; and
                                   2101 S. Kings Hgwy. Blvd., St. Louis, MO

U-Haul Co. of Texas, Inc.          9000 South IH 35, Austin, TX;
                                   3405 East Central Texas Expwy. Killeen, TX;
                                   7741-43 Eckhart Rd. San Antonio, TX;
                                   Hwy. 114 and Mesa Butte, Roanoke, TX; and
                                   11383 Amanda Lane, Dallas, TX

U-Haul Co. of Georgia, Inc.        1256 Pleasant Hill Rd. Laurenceville, GA

U-Haul Co. of Alabama, Inc.        2505 Government Blvd., Mobile, AL

U-Haul Co. of North Carolina, Inc. 425 S. Marine Blvd., Jacksonville, NC

U-Haul Co. of Florida, Inc.        Pistol Range & Hillsborough, Tampa, FL

U-Haul Co. of Canada, Ltd.         183 Kenmount Road, St. Johns, Newfoundland;
                                   and 2495 Henri-Bourassa Blvd., Quebec City,
                                   Quebec

U-Haul Co. of Pennsylvania, Inc.   1135 Washington Ave., Philadelphia, PA

U-Haul Co. of Oklahoma, Inc.       5715 W. 6th Street, Stillwater, OK